Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact:
	Lyne Andrich	303.312.3458
	Sue Hermann	303.312.3488

COBIZ INC. Reports 38% Increase in Quarterly Net Income, 35% Increase in EPS

Company posts 35% net income and 28% EPS increases for the year

DENVER — Jan. 20, 2005 — COBIZ INC. (Nasdaq: COBZ), a $1.70 billion financial services company, today reported a 38.0% increase in net income, increasing to $5.31 million for the fourth quarter of 2004 from $3.85 million for the fourth quarter of 2003. Earnings per share (diluted) for the same periods grew to $0.23 from $0.17, a 35.3% increase. For the year, COBIZ grew net income to $17.63 million from $13.03 million, a 35.3% increase. Also for the year, earnings per share (diluted) grew to $0.78 from $0.61, a 27.9% increase.

“I am delighted with our performance this quarter and for all of 2004,” said Steven Bangert, chairman and CEO, COBIZ INC. “This was an important year for us as our business model really came together to produce tremendous results. Since 2001, we’ve added property and casualty insurance, investment banking, investment advisory, employee benefits, and estate planning and wealth transfer services to our business banking platform to create a franchise that is unique in our markets.

“In 2004 all parts of the company contributed to our success, and we witnessed a growing recognition of the power behind the COBIZ brand. Our banks produced solid loan and deposit growth, while our fee-based businesses helped grow non-interest income by almost 64% for the year. During the past four years, we’ve been able to grow our non-interest income as a percentage of operating income to 31.5% for 2004 from 19.2% for 2001.”

According to Bangert, the continued strength of the Arizona market and the improvements in the Colorado economy also helped to drive COBIZ forward. He stated the company is well positioned to capitalize on the growth in Arizona and the continuing recovery in Colorado.

The Phoenix metro area posted the second-highest job growth in the nation from November 2003 to November 2004, adding 51,600 jobs for a 3.1% increase. In 2004, Arizona was the second-fastest growing state in the nation, with an average growth rate of 3.0%. The population increases have driven housing permits to record highs, with an estimated 60,000 housing permits issued in metropolitan Phoenix in 2004, a 50% increase in just two years.

-more-

The Denver metro area also posted positive job growth of 1.2%, adding 14,200 jobs from November 2003 to November 2004. Colorado was the 14th-fastest growing state in the nation in 2004, adding 53,770 new residents for an average growth rate of 1.2%. The recovering economy has revived housing starts, which were up almost 20% for the first 10 months of 2004 in metropolitan Denver.

Commercial Banking

The company’s banking franchise – Colorado Business Bank and Arizona Business Bank – increased loans by 18.1%, or $170.69 million for the year. After posting exceptionally strong growth in the third quarter of 2004, the bank’s growth rate slowed somewhat in the fourth quarter. The bank does anticipate, however, solid growth for 2005. The bank’s commercial portfolio led the increases, growing by 25.6% for the year, compared to a 2.6% increase for the banking industry nationwide. The real estate department in Arizona, created in 2003, grew loans by 25.8% during 2004.

The banks grew deposits and customer repurchase agreements (repos) by 18.1%, or $199.27 million, in 2004. During the fourth quarter, deposits increased at an annualized rate of 14.3%, or $45.30 million. The quarterly growth was led by the Colorado bank, which grew deposits at an annualized rate of 18.4%, or $47.81 million, for the quarter and 18.0%, or $165.19 million, for the year. On a combined basis, the banks experienced the largest deposit increases from NOW and Money Market accounts, which increased by 32.9% for the year, and non-interest-bearing deposits, which increased by 17.0% for the year.

“As we move toward critical mass in Arizona, we’ve been able to take advantage of that state’s continuing expansion to rapidly increase our presence in metropolitan Phoenix,” said Jonathan C. Lorenz, vice chair and CEO, Colorado Business Bank and Arizona Business Bank. “As the Colorado economy gains momentum, we’ve been able to gain market share and continue our growth in that state as well.”

The company’s net interest margin increased by 9 basis points to 4.23% in the fourth quarter of 2004 from 4.14% in the third quarter of 2004. The margin expanded throughout the second half of the year, and COBIZ should experience some additional margin expansion in the coming year if short-term interest rates increase as currently predicted.

Nonperforming assets as a percentage of total assets ended the year at 8 basis points. For years, the company has consistently outperformed its peers in terms of asset quality. The company continues to experience strong asset quality with minimal loan charge-offs; net charge-offs as a percentage of the company’s total loan portfolio for the year were slightly more than 7 basis points.

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Fee-Based Business Lines

Investment Banking

Green Manning & Bunch (GMB) experienced an exceptional fourth quarter, generating $5.33 million in revenue, a record high in the firm’s 16-year history. In 2004, GMB closed 16 transactions and generated revenues of $9.25 million. This reflects a $0.14 per share improvement over GMB’s performance in 2003 – a contribution of $0.08 per share in 2004 compared to a loss of $0.06 per share in 2003.

Beginning 2004 with a significant pipeline of deals, GMB experienced a high level of success in closing transactions. “GMB closed 2004 with a great deal of momentum, and we’re pleased with how they performed this past year,” said Bangert. “We do expect GMB to continue to be a contributor in 2005, but it will be difficult for them to equal the results achieved in 2004.”

Insurance

The fourth quarter of the year is typically a good one for the company’s insurance segment – composed of Financial Designs Ltd. (FDL) and CoBiz Insurance. The fourth quarter of 2004 was no exception, generating net income of $365,000 for the quarter, compared to a loss of $84,000 in the third quarter of 2004. For the year, the insurance segment generated earnings of $0.03 per share, compared to $0.07 per share in 2003.

The segment experienced an unusually strong fourth quarter of 2003, driven largely by one-time transactions in FDL’s wealth transfer group which were responsible for revenues of $2.79 million. Much of the growth for the fourth quarter of 2004, on the other hand, was generated by employee benefits and property and casualty insurance brokerage, both of which are more recurring in nature.

Investment Advisory and Trust

Alexander Capital Management Group (ACMG) and CoBiz Private Asset Management make up the company’s investment advisory and trust segment. The companies had combined assets under management of $509.28 million at the end of 2004, representing an increase of 23.5% over 2003.

Bangert said this segment has exceeded the company’s expectations since the acquisition of ACMG in 2003. He said that 2005 would be a key year for ACMG, with the company planning to add to its infrastructure with two key hires in its management team and make extensive operational changes to position it for future growth.

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Conclusion

“We celebrated our company’s 10th anniversary in 2004 by posting our strongest performance yet,” said Bangert. “We accomplished a great deal this past year, including:

•                  announcing four new banks. Two of the banks – Colorado Business Bank-Northwest and Arizona Business Bank-Camelback, were open by year end. The remaining two – Arizona Business Bank-East Valley and Arizona Business Bank-Chandler – are set to open in the first and second quarters of 2005, respectively.

•                  effecting a three-for-two stock split in April;

•                  raising $30 million through a trust-preferred securities offering in May; and

•                  successfully establishing focused construction and health care practices at GMB.

For the coming year, Bangert expects all parts of the company to operate profitably. COBIZ is also undertaking several initiatives related to infrastructure to accommodate the company’s projected future growth. With their continuing success in attracting senior-level bankers, the company will continue to opportunistically look for new locations in Colorado and Arizona during 2005. For the company’s fee-based businesses, Bangert anticipates an increased presence for GMB Business Advisors, a division formed late in 2003 to serve the needs of lower middle-market companies in the Rocky Mountain region. He also expects expansion of the company’s insurance and investment advisory business lines into Arizona.

“As I look back on the past decade, I’m very proud of what our employees have created at COBIZ,” said Bangert. “We continue to recruit talented professionals to our franchise; in fact, we were just recognized as one of the top three “Best Places to Work” in Colorado by the Denver Business Journal. We continue to attract and retain top-tier customers. And, we continue to produce real results for our shareholders. I look forward to seeing what we can accomplish in our second decade of operation.”

In conjunction with this earnings release, you are invited to take part in a conference call to be broadcast live on Friday, Jan. 21, 2005 at 11 a.m. Eastern Standard Time with Steven Bangert, chairman and CEO, COBIZ INC. The call can be accessed over the Internet at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=62236&eventID=987274 or by telephone at 1.800.322.0079 (1.973.935.2100 for international callers).

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COBIZ INC. (www.cobizinc.com) is a $1.70 billion financial holding company headquartered in Denver. The company operates Colorado Business Bank and Arizona Business Bank, full-service commercial banking institutions that offer a broad range of sophisticated banking services — including credit, treasury management, investment and deposit products — to a targeted customer base of professionals and small to mid-sized businesses. COBIZ also offers trust and fiduciary services through CoBiz Private Asset Management; property and casualty insurance brokerage and risk management consulting services through CoBiz Insurance; investment banking services through Green Manning & Bunch; the management of stock and bond portfolios for individuals and institutions through Alexander Capital Management Group; and employee and executive benefits consulting and wealth transfer services through Financial Designs.

This report contains forward-looking statements that describe COBIZ’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent 10-Q.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and leases and related expenses.

•                  Our inability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                  Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this report. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

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CoBiz Inc

December 31, 2004

(unaudited)

(Dollars in thousands, except per share amounts)

	Quarter Ended		Year Ended
	Dec-04	Dec-03	Dec-04	Dec-03
INCOME STATEMENT DATA
Interest Income	$21,985	$16,984	$77,466	$65,009
Interest Expense	5,332	3,527	17,387	14,234
NET INTEREST INCOME BEFORE PROVISION	16,653	13,457	60,079	50,775
Provision for loan and lease losses	575	1,120	3,015	2,760
NET INTEREST INCOME AFTER PROVISION LOAN AND LEASE LOSSES	16,078	12,337	57,064	48,015
Noninterest Income	10,419	6,427	27,602	16,799
Noninterest Expense	18,099	12,769	56,809	44,337
INCOME BEFORE INCOME TAXES	8,398	5,995	27,857	20,477
Provision for income taxes	3,085	2,145	10,231	7,447
NET INCOME	$5,313	$3,850	$17,626	$13,030

EARNINGS PER COMMON SHARE
BASIC	$0.24	$0.19	$0.81	$0.64
DILUTED	$0.23	$0.17	$0.78	$0.61
WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	21,872	20,675	21,721	20,411
DILUTED	23,023	22,203	22,694	21,316

COMMON SHARES OUTSTANDING AT PERIOD END			21,951	20,742
BOOK VALUE PER SHARE - COMMON			$5.56	$4.61
TANGIBLE BOOK VALUE PER SHARE - COMMON			$3.69	$2.79

PERIOD END BALANCES
Total Assets			1,699,561	1,403,877
Loans & Leases (Net)			1,099,633	931,212
Goodwill and Intangible Assets			41,179	37,696
Deposits			1,147,010	959,178
Junior Subordinated Debentures			71,637	40,570
Common Shareholder’s Equity			122,085	95,664
Tangible Shareholder’s Equity			80,906	57,968
Interest-Earning Assets			1,590,610	1,300,122
Interest-Bearing Liabilities			1,208,044	977,443

BALANCE SHEET AVERAGES
Average Assets			1,554,466	1,230,371
Average Loans & Leases (Net)			1,016,096	843,886
Average Deposits			1,039,791	902,437
Average Junior Subordinated Debentures			59,898	25,808
Average Common Shareholder’s Equity			111,288	89,730
Average Interest-Earning Assets			1,445,629	1,161,407
Average Interest-Bearing Liabilities			1,102,437	874,941

	Quarter Ended		Year ended
	Dec-04	Dec-03	Dec-04	Dec-03
NON-PERFORMING ASSETS
Non-Performing loans & leases
Loans & Leases 90 days or more past due & still accruing interest			$76	$—
Nonaccrual loans & leases			1,313	1,519
Total Non-Performing loans & leases			$1,389	$1,519
Repossessed Assets			38	60
Total Non-Performing assets			$1,427	$1,579

CHANGES IN ALLOWANCE FOR LOAN & LEASE LOSSES
Beginning balance			12,403	10,388
Provision for loan & lease losses			3,015	2,760
Loans & leases (Charged-off) / Recovered			(744)	(745)
Ending balance			$14,674	$12,403

PROFITABILITY MEASURES
Net Interest Margin	4.23%	4.24%	4.18%	4.40%
Efficiency Ratio	66.89%	64.23%	65.09%	65.70%
Return on Average Assets	1.25%	1.13%	1.13%	1.06%
Return on Average Common Shareholder’s Equity	17.71%	16.41%	15.84%	14.52%
Noninterest Income as a Percentage of Operating Revenues	38.49%	32.32%	31.48%	24.86%

ASSET QUALITY MEASURES
Nonperforming Assets to Total Assets			0.08%	0.11%
Nonperforming Loans & Leases to Total Loans & Leases			0.12%	0.16%
Allowance for Loan & Lease Losses to Total Loans & Leases			1.32%	1.31%
Allowance for Loan & Lease Losses to Nonperforming Loans & Leases			1056.44%	816.52%

CoBiz Inc.

December 31, 2004

(unaudited)

(Dollars in thousands)

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Net interest income
Quarter ended December 31, 2004	$13,463	$4,064	$18	$2	$1	$(895)	$16,653
Quarter ended September 30, 2004	12,702	3,527	3	1	1	(813)	15,421
Annualized quarterly growth	23.8%	60.6%	1,989.1%	397.8%	.0%	(40.1)%	31.8%

Quarter ended December 31, 2003	$10,701	$2,475	$1	$3	$2	$275	$13,457
Annual growth	25.8%	64.2%	1,700.0%	(33.3)%	(50.0)%	(425.5)%	23.7%

Noninterest income
Quarter ended December 31, 2004	$939	$268	$5,330	$929	$2,940	$13	$10,419
Quarter ended September 30, 2004	1,123	340	2,805	922	1,936	(11)	7,115
Annualized quarterly growth	(65.2)%	(84.2)%	358.1%	3.0%	206.3%	855.5%	184.7%

Quarter ended December 31, 2003	$783	$201	$236	$761	$4,303	$143	$6,427
Annual growth	19.9%	33.3%	2,158.5%	22.1%	(31.7)%	(90.9)%	62.1%

Net income
Quarter ended December 31, 2004	$4,305	$562	$1,215	$49	$365	$(1,183)	$5,313
Quarter ended September 30, 2004	4,401	529	848	64	(84)	(952)	4,806
Annualized quarterly growth	(8.7)%	24.8%	172.2%	(93.2)%	2,126.5%	(96.4)%	42.0%

Quarter ended December 31, 2003	$3,408	$365	$(342)	$12	$992	$(585)	$3,850
Annual growth	26.3%	54.0%	455.3%	308.3%	(63.2)%	(102.2)%	38.0%

Earnings Per Share (Diluted)
Quarter ended December 31, 2004	$0.19	$0.02	$0.05	$—	$0.02	$(0.05)	$0.23
Quarter ended September 30, 2004	0.20	0.03	0.03	—	—	(0.05)	0.21
Annualized quarterly growth	(19.9)%	(132.6)%	265.2%	.0%	100.0%	.0%	37.9%

Quarter ended December 31, 2003	$0.15	$0.01	$(0.01)	$—	$0.05	$(0.03)	$0.17
Annual growth	26.7%	100.0%	600.0%	.0%	(60.0)%	(66.7)%	35.3%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
Total loans and leases
At December 31, 2004	$817,666	$296,342	$—	$—	$—	$299	$1,114,307
At September 30, 2004	820,061	273,515	—	—	—	478	1,094,054
Annualized quarterly growth	(1.2)%	33.2%	.0%	.0%	.0%	(149.0)%	7.4%

At December 31, 2003	$725,209	$217,007	$—	$—	$—	$1,399	$943,615
Annual growth	12.7%	36.6%	.0%	.0%	.0%	(78.6)%	18.1%

2004 average yield or cost	5.9%	6.1%	.0%	.0%	.0%	5.1%	6.0%

Total deposits and customer repurchase agreements
At December 31, 2004	$1,083,883	$218,414	$—	$806	$—	$—	$1,303,103
At September 30, 2004	1,036,073	221,121	—	607	—	—	1,257,801
Annualized quarterly growth	18.4%	(4.9)%	.0%	130.4%	.0%	.0%	14.3%

At December 31, 2003	$918,689	$183,909	$—	$1,233	$—	$—	$1,103,831
Annual growth	18.0%	18.8%	.0%	(34.6)%	.0%	.0%	18.1%

2004 average yield or cost	0.9%	1.2%	0.0%	0.0%	0.0%	0.0%	1.0%

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
	For the three months ended December 31, 2004
Income Statement

Total interest income	$17,042	$4,892	$18	$3	$1	$29	$21,985
Total interest expense	3,579	828	—	1	—	924	5,332
Net interest income	13,463	4,064	18	2	1	(895)	16,653
Provision for loan and lease losses	385	190	—	—	—	—	575
Net interest income after provision for loan and lease losses	13,078	3,874	18	2	1	(895)	16,078
Noninterest income	939	268	5,330	929	2,940	13	10,419
Noninterest expense	3,526	2,201	3,291	782	2,223	6,076	18,099
Income before income taxes	10,491	1,941	2,057	149	718	(6,958)	8,398
Provision for income taxes	3,843	737	789	61	277	(2,622)	3,085
Net income before management fees and overhead allocations	$6,648	$1,204	$1,268	$88	$441	$(4,336)	$5,313
Management fees and overhead allocations, net of tax	2,343	642	53	39	76	(3,153)	—
Net income	$4,305	$562	$1,215	$49	$365	$(1,183)	$5,313

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
	For the three months ended September 30, 2004
Income Statement

Total interest income	$15,676	$4,280	$3	$3	$1	$30	$19,993
Total interest expense	2,974	753	—	2	—	843	4,572
Net interest income	12,702	3,527	3	1	1	(813)	15,421
Provision for loan and lease losses	730	400	—	—	—	—	1,130
Net interest income after provision for loan and lease losses	11,972	3,127	3	1	1	(813)	14,291
Noninterest income	1,123	340	2,805	922	1,936	(11)	7,115
Noninterest expense	3,636	2,001	1,387	775	1,977	4,167	13,943
Income before income taxes	9,459	1,466	1,421	148	(40)	(4,991)	7,463
Provision for income taxes	3,459	524	540	59	(10)	(1,915)	2,657
Net income before management fees and overhead allocations	$6,000	$942	$881	$89	$(30)	$(3,076)	$4,806
Management fees and overhead allocations, net of tax	1,599	413	33	25	54	(2,124)	—
Net income	$4,401	$529	$848	$64	$(84)	$(952)	$4,806

	Colorado Business Bank	Arizona Business Bank	Investment Banking Services	Investment Advisory and Trust	Insurance	Corporate Support and Other	Consolidated
	For the three months ended December 31, 2003
Income statement
Total interest income	$12,496	$3,053	$1	$7	$2	$1,425	$16,984
Total interest expense	1,795	578	—	4	—	1,150	3,527
Net interest income	10,701	2,475	1	3	2	275	13,457
Provision for loan and lease losses	710	410	—	—	—	—	1,120
Net interest income after provision for loan and lease losses	9,991	2,065	1	3	2	275	12,337
Noninterest income	783	201	236	761	4,303	143	6,427
Noninterest expense	2,704	1,242	743	711	2,625	4,744	12,769
Income before income taxes	8,070	1,024	(506)	53	1,680	(4,326)	5,995
Provision for income taxes	3,043	411	(189)	9	638	(1,767)	2,145
Net income before management fees and overhead allocations	$5,027	$613	$(317)	$44	$1,042	$(2,559)	$3,850
Management fees and overhead allocations, net of tax	1,619	248	25	32	50	(1,974)	—
Net income	$3,408	$365	$(342)	$12	$992	$(585)	$3,850

	Three months ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
	2004	2003	Amount	%	2004	2003	Amount	%
NONINTEREST INCOME
Deposit service charges	$689	$675	$14	2%	$2,829	$2,563	$266	10%
Other loan fees	139	190	(51)	(27)%	679	720	(41)	(6)%
Trust and advisory income	928	760	168	22%	3,644	2,346	1,298	55%
Insurance revenue	2,939	4,456	(1,517)	(34)%	9,392	8,903	489	5%
Investment banking revenue	5,329	231	5,098	2207%	9,231	1,370	7,861	574%
Other income	380	111	269	242%	1,425	810	615	76%
Gain on sale of other assets and securities	15	4	11	275%	402	87	315	362%
Total noninterest income	$10,419	$6,427	$3,992	62%	$27,602	$16,799	$10,803	64%

	Three months ended December 31,				Year ended December 31,
			Increase/(decrease)				Increase/(decrease)
	2004	2003	Amount	%	2004	2003	Amount	%
NONINTEREST EXPENSES
Salaries and employee benefits	$12,704	$8,236	$4,468	54%	$37,514	$28,039	$9,475	34%
Occupancy expenses, premises and equipment	2,599	2,149	450	21%	9,427	7,994	1,433	18%
Amortization of intangibles	150	138	12	9%	545	441	104	24%
Other operating expenses	2,646	2,246	400	18%	9,323	7,866	1,457	19%
Total noninterest expenses	$18,099	$12,769	$5,330	42%	$56,809	$44,340	$12,469	28%

	December 31, 2004		December 31, 2003
	Amount	% of Portfolio	Amount	% of Portfolio
LOANS AND LEASES
Commercial	$386,954	35.2%	$308,174	33.1%
Real Estate - mortgage	527,266	47.9%	454,865	48.8%
Real Estate - construction	121,138	11.0%	109,326	11.7%
Consumer	65,792	6.0%	61,049	6.6%
Municipal Leases	12,858	1.2%	8,803	0.9%
Small business leases	299	0.0%	1,398	0.2%
Loans and leases	1,114,307	101.3%	943,615	101.3%
Less allowance for loan and lease losses	(14,674)	(1.3)%	(12,403)	(1.3)%
Net loan and leases	$1,099,633	100.0%	$931,212	100.0%

	December 31, 2004		December 31, 2003
	Amount	% of Portfolio	Amount	% of Portfolio
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market accounts	$463,013	35.5%	$348,518	31.5%
Savings	10,684	0.8%	8,804	0.8%
Certificates of deposits under $100,000	76,544	5.9%	90,587	8.2%
Certificates of deposits $100,000 and over	240,795	18.5%	206,945	18.7%
Total interest-earning deposits	791,036	60.7%	654,854	59.3%
Noninterest-bearing demand deposits	355,974	27.3%	304,324	27.6%
Customer repurchase agreements	156,093	12.0%	144,653	13.1%
Total deposits and customer repurchase agreements	$1,303,103	100.0%	$1,103,831	100.0%

	For the three months ended December 31,
	2004			2003
		Interest	Average		Interest	Average
	Average	earned	yield	Average	Earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	7,646	53	2.71%	887	4	1.76%
Investment securities	481,003	4,223	3.44%	365,505	3,213	3.44%
Loans and leases	1,103,382	17,813	6.32%	910,695	13,837	5.95%
Allowance for loan and leases	(14,484)	0	0.00%	(11,801)	0	0.00%
Total interest earning assets	1,577,547	22,089	5.48%	1,265,286	17,054	5.27%
Noninterest-earning assets
Cash and due from banks	36,522			32,988
Other	77,353			48,566
TOTAL ASSETS	$1,691,422			$1,346,840

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	456,037	1,117	0.97%	341,876	578	0.67%
Savings Deposits	10,508	10	0.38%	8,833	7	0.31%
Certificates of Deposits
Under $100,000	67,390	453	2.67%	109,395	653	2.37%
$100,000 and over	252,584	1,300	2.05%	197,321	968	1.95%
Total Interest-bearing deposits	786,519	2,880	1.46%	657,425	2,206	1.33%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	305,297	1,312	1.68%	183,151	559	1.19%
FHLB advances	37,391	184	1.93%	79,003	277	1.37%
Junior subordinated debentures	71,644	955	5.22%	40,000	485	4.74%
Total interest-bearing liabilities	1,200,851	5,331	1.75%	959,579	3,527	1.45%
Noninterest-bearing demand accounts	360,287			288,544
Total deposits and interest-bearing liabilities	1,561,138			1,248,123
Other noninterest-bearing liabilities	10,955			5,645
Total liabilities and preferred securities	1,572,093			1,253,768
Shareholders’ equity	119,329			93,072
Total liabilities and shareholders’ equity	$1,691,422			$1,346,840
Net interest income		$16,758			$13,527
Net interest spread			3.73%			3.82%
Net interest margin			4.23%			4.24%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.37%			131.86%

	For the year ended December 31,
	2004			2003
		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield
	Balance	or paid	or cost	Balance	or paid	or cost

Assets
Federal funds sold and other	3,960	145	3.66%	1,046	15	1.43%
Investment securities	425,573	14,671	3.45%	316,475	12,107	3.83%
Loans and leases	1,029,538	63,033	6.12%	855,085	53,187	6.22%
Allowance for loan and leases	(13,442)	0		(11,199)	0
Total interest earning assets	1,445,629	77,849	5.39%	1,161,407	65,309	5.62%
Noninterest-earning assets
Cash and due from banks	35,485			31,769
Other	73,352			37,195
TOTAL ASSETS	$1,554,466			$1,230,371

Liabilities and Shareholders’ Equity
Deposits
NOW and Money Market Deposits	398,352	3,272	0.82%	318,401	2,433	0.76%
Savings Deposits	9,642	34	0.35%	8,465	38	0.45%
Certificates of Deposits
Under $100,000	76,033	1,829	2.41%	124,714	3,338	2.68%
$100,000 and over	226,113	4,446	1.97%	189,650	4,323	2.28%
Total Interest-bearing deposits	710,140	9,581	1.35%	641,230	10,132	1.58%
Other Borrowings
Securities and loans sold under agreements to repurchase and federal funds purchased	273,265	3,947	1.44%	147,792	1,797	1.22%
FHLB advances	59,134	877	1.48%	60,111	928	1.54%
Junior subordinated debentures	59,898	2,982	4.98%	25,808	1,377	5.34%
Total interest-bearing liabilities	1,102,437	17,387	1.58%	874,941	14,234	1.63%
Noninterest-bearing demand accounts	329,651			261,207
Total deposits and interest-bearing liabilities	1,432,088			1,136,148
Other noninterest-bearing liabilities	11,090			4,493
Total liabilities and preferred securities	1,443,178			1,140,641
Shareholders’ equity	111,288			89,730
Total liabilities and shareholders’ equity	$1,554,466			$1,230,371
Net interest income		$60,462			$51,075
Net interest spread			3.81%			4.00%
Net interest margin			4.18%			4.40%
Ratio of average interest-earning assets to average interest-bearing liabilities	131.13%			132.74%